EX-10.21
                              CONSULTING AGREEMENT


This Consulting Agreement ("Agreement") is to be effective as of the 1st day of May, 2002, by and between 5G Wireless Communications, Inc. ("Company"), a Nevada corporation, having its California office located at 4136 Del Rey Avenue, Marina Del Rey, California 90292, and VMarketing Ltd. ("Consultant"), a Delaware corporation, having its office located at 50 Andrew Lane, New Rochelle, N.Y. 10804

For the purposes of this Agreement, either of the above shall be referred to as a "Party" and collectively as the "Parties".

The Parties hereby agree as follows:

1.  Appointment of Vmarketing Ltd.  Company hereby appoints
Consultant and Consultant hereby agrees to render services to Company as a management consultant, financial consultant, and general advisor.

2. Duties. Consultant shall provide the Company with the service of business development in the NY area. Investigation of potential acquisition and merger partners as well as strategic business alliance to allow the company to expand its business.

The consultant confirms that this agreement is not in any way to be construed as an agreement to raise capital or to provide IR services.

The services to be provided by Consultant will not be in connection with the offer or sale of securities in a capital-raising transaction, and will not directly or indirectly promote or maintain a market for Client's securities.

     A. Term. The term ("Term") of this Consulting Agreement shall be for a period of 12 months commencing on the date hereof and shall continue on a month-to-month basis until terminated by Company or Consultant with a notice of thirty (30) days.

     B. Compensation. WHEREAS the company agrees to compensate the consultant with 2,400,000 common shares. The stock will be free upon the registration on an SB-2 registration or piggybacked to the next available registration.

3. Confidentiality. Consultant will not disclose (unless required by law) to any other person, firm or corporation, nor use for its own benefit, during or after the Term of this consulting Agreement, any trade secrets or other information designated as confidential by Company which is acquired by Consultant in the course of performing services hereunder. Any financial advice rendered by Consultant pursuant to this Consulting Agreement may not be disclosed in any manner without the prior written approval of Company.

Company, its agents or assigns hereby agree expressly that they directly or indirectly, for itself, or through its representatives, agents, employees or affiliates will not pursue a transaction with any introduced party acknowledged by the Company or an Agent of Consultant, financing or collateral sources, restructures, registered or non-registered stock transactions, or security structures, independent of Consultant, unless Company has a written commitment prior to the introduction.

4. Indemnification. Company, its agents or assigns hereby agree to indemnify and hold Consultant harmless from and against all losses, claims, damages, liabilities, costs or expenses (including reasonable attorney's fees, collectively the "Liabilities"), joint and several, arising from the performance of this Consulting Agreement, whether or not Consultant is party to such dispute. This indemnity shall not apply, however, and Consultant shall indemnify and hold company, its affiliates, indemnity shall not apply, however, and Consultant shall indemnify and hold Company, its affiliates, control persons, officers, employees and agents harmless from and against all liabilities, where a court of competent jurisdiction has made a final determination that Consultant engaged in gross recklessness and willful misconduct in the performance of its services hereunder, which have rise to the loss, claim, damage, liability, cost or expense sought to be recovered hereunder (but pending any such final determinations, the indemnification and reimbursement provision of this Consulting Agreement shall apply and Company shall perform its obligation hereunder to reimburse Consultant for its expenses).

5. Independent Contractor. Consultant and Company hereby acknowledges that Consultant is an independent contractor. Consultant shall not hold itself out, as, nor shall it take any action from which others might infer that it is an agent of or a joint venture of Company.

6. Expense Allowance. Company shall reimburse Consultant for all pre-approved business related expenses incurred by Consultant during the course of his consulting on behalf of the Company.

7. Severance Allowance. Notwithstanding any provision of this agreement, if, during the initial term of this agreement or any extension thereof, the Company terminates this agreement without cause or materially breaches this agreement, the Company shall pay
Consultant, without setoff, the balance owing under this agreement ("Severance Allowance") upon termination.

8. Termination for Cause. The Company reserves the right to terminate this agreement, if Consultant willfully breaches or habitually neglects his consulting duties which he is asked to perform under the terms or this agreement, or commits such acts of dishonesty, fraud, misrepresentation or other acts of moral turpitude as would prevent the effective performance of his consulting.

          a. In the event of termination for cause then any balance due under this agreement, other than documented company expenses advanced by consultant, shall become null and void.

          b. Termination by Consultant: Consultant may terminate his obligations under this agreement by giving the Company at least thirty (30) day's notice in advance. In the event the consultant terminates this agreement then any balance due under this agreement, other than documented company expenses advanced by consultant, shall become null and void.

          c. Mediation: Any controversy between the parties involving the construction or application of any terms, provisions, or conditions of this agreement, shall on the written request of either party served on the other, be submitted to mediation before a neutral third party. The parties shall share the cost of mediation jointly.

9. Partial Invalidity. If any part of this agreement shall be determined by a court or mediator to be invalid, the remainder hereof shall be construed as if the invalid portion has been omitted.

10. Waiver. No waiver of any of the provisions of this agreement shall be deemed or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver,

11. Law Governing Agreement. This agreement shall be governed by and construed in accordance with the laws of the State of New York.

12. Miscellaneous. This Consulting Agreement sets forth the entire understanding of the Parties relating to the subject matter hereof and supercedes and cancels any prior communications, understandings and agreements between the Parties. This Consulting Agreement is non-exclusive and cannot be modified or changed, nor can any of its provisions be waived, except by written agreement signed by all Parties. This consulting agreement shall be governed by the laws of the State of California, county of Los Angeles without reference to the conflict of law principles thereof. In the event of any dispute as to the Terms of this Consulting Agreement, the prevailing Party in any litigation shall be entitled to reasonable attorney's fees.

13. Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given upon personal delivery or seven business days after deposit in the United States Postal Service, by (a) advance copy by fax, (b) mailing by express courier or registered or certified mail with postage and fees prepaid, addressed to each of the other Parties thereunto entitled at the following addresses, or at such other addresses as a Party may designate by ten days advance written to each of the other Parties hereto:

     Company:      5G Wireless Communications, Inc.
                   4136 Del Rey Avenue
                   Marina Del Rey, California 90292
                   Attn: Jerry Dix - President

     Consultant:   VMarketing Ltd.
                   50 Andrew Lane
                   New Rochelle, N.Y., 10804
                   Attn: Adam Mayblum - President

14. Fees. All fees in this agreement are separate and distinct from all other fees or commissions charged for any deal made by way of this introduction. Method of fee, whether in stock, cash or in combination, will be determined prior to any closing. The fee to be paid is based on total proceeds, thereby authorizing said fee to be disbursed by lender directly to Gazelle Group, Inc. or its legal designee by electronic funds transfer at closing, to be paid in full and without deductions.

15. Entire Agreement. This agreement supersedes any and all other agreements, either written or oral, between the parties hereto with respect to the services of the Consultant to the Company as it relates to sales and marketing and in no way supersede any other agreements that consultant may have with company pertaining to other matters. All parties to this agreement must sign any modifications to this agreement.

                                        5G Wireless Communications, Inc.


                                        By : /s/  Don Boudewyn
                                        Don Boudewyn, Assistant Secretary


                                        VMarketing Ltd.


                                        By : /s/  Adam Mayblum
                                        Adam Mayblum, President